Exhibit 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(GCIC Funding LLC)
THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of May 11, 2017 (this “Amendment”), is entered into by and among GCIC FUNDING LLC, as the Borrower (the “Borrower”), GC ADVISORS LLC, as the Servicer, Golub Capital Investment Corporation, as the Transferor, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO BANK, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above-named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of May 13, 2015, (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian;
WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.	Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.	Amendments.

2.1    The definition of “Agency Services Fee” in Section 1.01 of the Agreement shall be amended by deleting the phrase “Wells Fargo Securities, LLC” in its entirety and inserting in lieu thereof “Wells Fargo Bank, N.A.”.
2.2    The definition of “Lien Release Dividend Date” in Section 1.01 of the Agreement shall be amended by deleting the phrase “the date specified by the Borrower” in its entirety and inserting in lieu thereof “the date of a Lien Release Dividend specified by the Borrower”.

2.3    The definition of “Make-Whole Premium” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Make-Whole Premium” means, in the event that this Agreement is terminated pursuant to Section 2.18(b) prior to August 11, 2017, an amount, payable pro rata to each Lender Agent (for the account of the applicable Lenders), equal to 2.00% of the Maximum Facility Amount; provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “Maximum Facility Amount”.
2.4    The definition of “Payment Duties” in Section 1.01 of the Agreement shall be amended by deleting the phrase “Section 10.02(b)(ii)” in its entirety and inserting in lieu thereof “Section 10.02(b)(iii)”.
2.5    The definition of “Reinvestment Period” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Reinvestment Period” shall mean the period commencing on the Amended and Restated Closing Date and ending on the day preceding the earliest of (i) August 11, 2017 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(b)), (ii) the occurrence of an Event of Default and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b).
2.6    Clause (a) of the definition of “Servicer Termination Event” in Section 1.01 of the Agreement shall be amended by deleting the phrase “or any Transaction Document” in its entirety and inserting in lieu thereof “or any other Transaction Document”.
2.7    Clause (e) of the definition of “Servicer Termination Event” in Section 1.01 of the Agreement shall be amended by deleting the phrase “required in the last sentence” in its entirety and inserting in lieu thereof “required in the third to last sentence”.
2.8    The definition of “Stated Maturity Date” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Stated Maturity Date” August 11, 2020 or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(a).
2.9    Section 10.06 of the Agreement shall be amended by adding the following as new clause (j):
(j)    In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement; provided that the Collateral Agent shall have in place a disaster recovery plan that is customary in the banking industry and shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance under this Agreement as soon as reasonably practicable under the circumstances.
2.10    Section 11.02 of the Agreement shall be amended by amending the notice address for Wells Fargo Bank, N.A., in its capacity as Lender, as follows:
Wells Fargo Bank, N.A., as Lender
Duke Energy Center
550 South Tryon Street, 5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: Matthew Jensen
Facsimile: (704) 715-0089
Confirmation: (704) 410-2450
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com
2.11    Section 11.02 of the Agreement shall be further amended by amending the notice address for Talmer Bank and Trust, in its capacity as Lender, as follows:
Chemical Bank, as Lender
John Hruska
Managing Director
Commercial Relationship Group Manager
2301 W. Big Beaver, Suite 525
Troy, Michigan 48084
Desk: 248-269-5013
Cell:   248-933-4734
Fax:   248-649-2305
E-mail: john.hruska@chemicalbank.com

2.12    Section 11.02 of the Agreement shall be further amended by amending the notice address for State Street Bank and Trust Company, in its capacity as Lender, as follows:
State Street Bank and Trust Company, as Lender
1 Iron Street (CCB 0901)
Boston, MA 02210
Attention: Peter Connolly, AVP
Tel: (617) 662-8588
Facsimile No.: (617) 988-6677
Email: pjconnolly@statestreet.com

With a copy to:

State Street Bank and Trust Company
1 Iron Street (CCB 0900)
Boston, MA 02210
Attention: Al Barzykowski, VP
Tel: (617) 662-8908
Email: ajbarzykowski@statestreet.com

And

State Street Bank and Trust Company
1 Iron Street (CCB 0900)
Boston, MA 02210
Attention: Barbara Yates, VP
Tel: (617) 662-8627
Email: bsyates@statestreet.com

2.13    Section 12.06 of the Agreement shall be amended by adding the following as new clause (i):
(i)    In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement; provided that the Collateral Custodian shall have in place a disaster recovery plan that is customary in the banking industry and shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance under this Agreement as soon as reasonably practicable under the circumstances.
2.14    Schedule IV to the Agreement shall be amended by adding the following as new clauses (w), (x), (y), (z) and (aa):
(w)    Cash taxes (as of the most recent fiscal year-end)
(x)    Maintenance capital expenditures (as of the most recent fiscal year-end)
(y)    Cash used in the Senior Leverage Ratio and Total Leverage Ratio calculations
(z)    Gross total debt for the most recent Relevant Test Period
(aa)    Most recent fiscal year end

2.15    Schedule V to the Agreement shall be amended and restated in its entirety in the form of Exhibit A hereto.
2.16    Each of the references to “Talmer Bank and Trust” in the Agreement and the Transaction Documents is replaced by a reference to “Chemical Bank”.

SECTION 3.	Successor Administrative Agent.

By acknowledging and agreeing to this Amendment, the parties hereto agree that (a) Wells Fargo Securities, LLC shall resign, effective as of the date hereof, as Administrative Agent, (b) the requirement of the delivery of five days’ prior written notice of such resignation pursuant to Section 9.01(h) of the Agreement shall be waived and (c) after giving effect to this Amendment, the Lender Agents, acting jointly, shall have appointed Wells Fargo Bank, N.A. as the successor Administrative Agent. From and after the date hereof, (x) all references in the Agreement and the other Transaction Documents to “Administrative Agent” shall be deemed to be a reference to Wells Fargo Bank, N.A., in its capacity as Administrative Agent and (y) Wells Fargo Bank, N.A. shall become a party to the Agreement and the other Transaction Documents as “Administrative Agent” thereunder with the following notice address:
Wells Fargo Bank, N. A.
Duke Energy Center
550 South Tryon Street
5th Floor
MAC D1086-051
Charlotte, NC 28202
Attention: Matthew Jensen
Facsimile: (704) 715-0089
Confirmation: (704) 410-2450
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com and shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Agreement and the other Transaction Documents. After the retiring Administrative Agent’s resignation as Administrative Agent, the provisions of Article IX of the Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Agreement.

SECTION 4.	Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 5.	Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)this Amendment has been duly executed and delivered by it;
(b)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 6.Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of (a) executed counterparts (or other evidence of execution, including facsimile or other electronic signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letters related thereto, and (b) the fees specified in the fee letters.

SECTION 7.	Miscellaneous.

(a)This Amendment may be executed in any number of counterparts (including by facsimile or other electronic method), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(e)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(f)This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GCIC FUNDING LLC
By: Golub Capital Investment Corporation, its designated manager By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer
THE SERVICER:	GC ADVISORS LLC
By: /s/ Francis P. Straub Name: Francis P. Straub Title: Chief Financial and Administrative Officer
THE TRANSFEROR:	GOLUB CAPITAL INVESTMENT CORPORATION
By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer
THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.
By: /s/ Phillip Dean Name: Phillip Dean Title: Vice President

[Signatures Continue on the Following Page]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.
By: /s/ Matt Jensen Name: Matt Jensen Title: Director
INSTITUTIONAL AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.

By: /s/ Allan Schmitt Name: Allan Schmitt Title: Director

INSTITUTIONAL LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ John Swain Name: John H. Swain Title: Director

[Signatures Continue on the Following Page]

INSTITUTIONAL LENDER:	STATE STREET BANK AND TRUST COMPANY
By: /s/ Janet B. Nolin Name: Janet B. Nolin Title: Vice President

INSTITUTIONAL LENDER:	CHEMICAL BANK
By: /s/ John R. Hruska Name: John R. Hruska Title: Senior Vice President

INSTITUTIONAL LENDER:	CALIFORNIA BANK & TRUST
By: /s/ Christopher J. Edmonds Name: Christopher J. Edmonds Title: Executive Vice President

ACKNOWLEDGED AND AGREED:

WELLS FARGO SECURITIES, LLC,
as resigning Administrative Agent

By: /s/ Matt Jensen
Name: Matt Jensen
Title:Director

EXHIBIT A

Schedule V

Approved Golub BDC2 CLOs:

- Golub Capital Investment Corporation CLO 2016(M) LLC

- GCIC Senior Loan Fund II LLC